 Exhibit (n)(4)

Consent of Independent Registered Public Accounting Firm

Pathway Energy Infrastructure Fund, Inc.
New York, New York

We hereby consent to the use in this Pre-Effective Amendment No. 6 to Registration Statement No. 333-186877 on Form N-2 of our report dated July 28, 2014, relating to the financial statements of Pathway Energy Infrastructure Fund, Inc. as of, and for the year ended, and for the period from February 19, 2013 (inception) to June 30, 2014 which is contained in the Statement of Additional Information, which is part of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York

August 15, 2014